Calculation of Filing Fee Tables
F-3
Haleon plc
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	4.625% Senior Fixed Rate Notes due 2029 of Haleon US Capital LLC	457(r)			$ 598,056,000.00	0.0001381	$ 82,591.53
Fees to be Paid	2	Debt	4.875% Senior Fixed Rate Notes due 2031 of Haleon US Capital LLC	457(r)			$ 597,426,000.00	0.0001381	$ 82,504.53
Fees to be Paid	3	Debt	5.375% Senior Fixed Rate Notes due 2036 of Haleon US Capital LLC	457(r)			$ 793,352,000.00	0.0001381	$ 109,561.91
Fees to be Paid	4	Debt	Guarantees of Haleon plc	Other				0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,988,834,000.00		$ 274,657.97
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 274,657.97
			Net Fee Due:						$ 0.00
Offering Note
[1]	The prospectus supplement to which this exhibit is attached is a final prospectus for the related offering. The maximum aggregate amount of that offering is $2,000,000,000.

[2]	See Offering Note 1.

[3]	See Offering Note 1.

[4]	Haleon plc will fully and unconditionally guarantee the 4.625% Senior Fixed Rate Notes due 2029, 4.875% Senior Fixed Rate Notes due 2031 and 5.375% Senior Fixed Rate Notes due 2036 issued by Haleon US Capital LLC. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate filing fee is required for the guarantees.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Haleon plc	F-1	333-266358	07/28/2022		$ 274,657.97	Equity	Ordinary Shares, nominal value GBP0.01 per share	3,119,828,916	$ 11,418,573,832.56
Fee Offset Sources		Haleon plc	F-1	333-266358		07/28/2022						$ 1,409,122.35
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	Haleon plc previously filed a registration statement on Form F-1 (File No. 333-266358), initially filed on July 28, 2022, amended on August 5, 2022 and initially declared effective on August 9, 2022 (the "2022 Registration Statement"), which registered 4,150,383,736 Ordinary Shares (in the form of Ordinary Shares or American Depositary Receipts representing Ordinary Shares) for sale by the Selling Securityholders named therein, including GSK plc and certain of its controlled undertakings ("GSK") and Pfizer Inc. ("Pfizer"), for a proposed maximum aggregate offering price of $15,200,888,343.08. The 2022 Registration Statement was not used and on May 11, 2023, GSK resold an aggregate amount of 240,000,000 previously registered Ordinary Shares outside the United States pursuant to Regulation S under the Securities Act. Accounting for this transaction, 3,910,383,736 Ordinary Shares were not sold under the 2022 Registration Statement, resulting in an available fee offset of $1,326,722.81. The Registrants and Haleon UK Capital plc filed a registration statement on Form F-3 (File No.333-273103), which was filed and became automatically effective on July 3, 2023 (the "2023 Registration Statement"). Pursuant to Rule 457(p) under the Securities Act, the Registrants and Haleon UK Capital plc offset $1,326,722.81 of the fees associated with the 2023 Registration Statement from the filing fee previously paid by Haleon plc associated with the unsold securities under the 2022 Registration Statement. The Registrants used $469,077.28 of this amount to pay the registration fees owed in connection with the final prospectus supplement of Haleon plc dated March 19, 2024 in relation to the resale of 790,554,820 Ordinary Shares (in the form of Ordinary Shares or American Depositary Receipts representing Ordinary Shares) by Pfizer. Accounting for this transaction, 3,119,828,916 Ordinary Shares were not sold under the 2022 Registration Statement and the 2023 Registration Statement, resulting in an available fee offset of $857,645.53. As a result, $857,645.53 of the previously paid fees remained available for offset prior to the filing of the Registration Statement (File Nos. 333-297789, 333-297789-01 and 333-297789-02) pursuant to which this offering was made. Pursuant to Rule 457(p) under the Securities Act, the Registrants are offsetting $274,657.97 of the fees associated with this offering from the filing fee previously paid by Haleon plc associated with the unsold securities under the 2022 Registration Statement and the 2023 Registration Statement. Following this offset, $582,987.56 of such filing fee remains unused. The Registrants have terminated any offerings that included the unsold securities associated with the claimed offset under the 2022 Registration Statement and 2023 Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate amount of the securities to which the prospectus relates is 2,000,000,000. The prospectus is a final prospectus for the related offering.